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EXHIBIT 11 -- STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

TSX CORPORATION AND SUBSIDIARY

                                                                                Three Months Ended
                                                                      July 27, 1996             July 29, 1995
                                                                  --------------------       -------------------
                                                                  (Expressed in Thousands, except per share data)
PRIMARY
    Average shares outstanding                                            15,409                   14,810
    Net effect of dilutive stock
       options and warrants                                                  701                    1,031
                                                                        --------                 --------

       TOTAL                                                              16,110                   15,841
                                                                        ========                 ========


Net Income                                                              $  3,496                 $  3,202
                                                                        ========                 ========

Net Income per share                                                    $   0.22                 $   0.20
                                                                        ========                 ========



FULLY DILUTED
    Average shares outstanding                                            15,409                   14,810
    Net effect of dilutive stock
       options and warrants                                                  768                    1,211
                                                                        --------                 --------

       TOTAL                                                              16,177                   16,021
                                                                        ========                 ========


Net Income                                                              $  3,496                 $  3,202
                                                                        ========                 ========

Net Income per share                                                    $   0.22                 $   0.20
                                                                        ========                 ========





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